Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Announces Pricing of Public Offering of 3,600,000 Shares of Common Stock

LEXINGTON, MA (January 20, 2010) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced the pricing of an underwritten public offering of 3,600,000 shares of its common stock at a price to the public of $48.25 per share.  The number of shares reflects an increase of 600,000 shares over the number of shares anticipated to be sold as previously announced.  AMAG Pharmaceuticals also granted the underwriters an over-allotment option for an additional 540,000 shares.  All of the shares are being offered by AMAG Pharmaceuticals. The offering is expected to close on or about January 26, 2010, subject to customary closing conditions.

Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are acting as the joint book-running managers for the offering.  Leerink Swann, LLC, Canaccord Adams, Inc. and Robert W. Baird & Co. are acting as co-managers for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and became effective upon filing. The offering may be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the final prospectus supplement and the accompanying prospectus may be obtained from Morgan Stanley & Co. Incorporated at 180 Varick Street, New York, New York 10014, Attention: Prospectus Department, or by telephone at 866-718-1649 or by email at prospectus@morganstanley.com; from J.P. Morgan Securities Inc., Attention: Broadridge Financial Solutions at 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at 866-803-9204; or from Goldman, Sachs & Co. Attention: Prospectus Department, 85 Broad Street, New York, New York 10004, or by telephone at 1-866-471-2526, by fax at 212-902-9316 or by email at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals, Inc. is a biopharmaceutical company that utilizes its proprietary technology for the development and commercialization of a therapeutic iron compound to treat iron deficiency anemia and novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease.  On June 30, 2009, AMAG received approval from the U.S. Food and Drug Administration to market Feraheme® (ferumoxytol) Injection for intravenous use for the treatment of iron deficiency anemia in adult chronic kidney disease patients.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding the completion and timing of the offering of our securities are forward looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward looking statements. Such risks and uncertainties include: uncertainties regarding the market conditions and investor interest in the offering and other risks identified in our Securities and Exchange Commission filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. We caution you not to place undue reliance on any forward looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Feraheme® is a registered trademark of AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals, Inc. Contacts

Amy Sullivan, 617-498-3303

Kristen Galfetti, 617-498-3362

Carol Miceli, 617-498-3361

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